EXHIBIT 1.01

VIASAT, INC.

CONFLICT MINERALS REPORT

Reporting Period:

January 1, 2019 – December 31, 2019

This Conflict Minerals Report (this “Report”) of Viasat, Inc. for calendar year 2019 has been prepared pursuant to Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the “Rule”). The Rule imposes certain reporting obligations on every registrant having conflict minerals that are necessary to the functionality or production of a product manufactured by the registrant or contracted by the registrant to be manufactured. Please refer to the Rule, Special Disclosure Report on Form SD (“Form SD”) and the 1934 Act Release No. 34-67716 (August 22, 2012) for definitions of the terms used in this Report, unless otherwise defined herein. This Report does not address any conflict minerals that were “outside the supply chain” prior to January 31, 2013, as any such conflict minerals are exempted under the Rule and Form SD. References in this Report to “Viasat,” “we,” “us” and “our” mean Viasat, Inc. and its consolidated subsidiaries.

A.	Overview

We are an innovator in communications technologies and services, focused on making connectivity accessible, available and secure for all. Our end-to-end platform of high-capacity Ka-band satellites, ground infrastructure and user terminals enables us to provide cost-effective, high-speed, high-quality broadband solutions to enterprises, consumers and government users around the globe, whether on the ground, in the air or at sea. In addition, our government business includes a market-leading portfolio of military tactical data link systems, satellite communication products and services and cybersecurity and information assurance products and services.

We manufacture or contract to manufacture a variety of advanced satellite-based and wireless products, systems and solutions. We have determined that the Rule applies to our business because necessary conflict minerals are contained in our products.

Therefore, in accordance with the Rule and Form SD, we have conducted, in good faith, a reasonable country of origin inquiry (“RCOI”) with our suppliers that was reasonably designed to determine whether any conflict minerals in our products originated in the Democratic Republic of Congo (“DRC”) or an adjoining country (collectively, “Covered Countries”) or are from recycled or scrap sources. Based on our RCOI, we had reason to believe that, in calendar year 2019, necessary conflict minerals contained in our products may have originated in the Covered Countries, and had reason to believe that such necessary conflict minerals may not be from recycled or scrap sources. Therefore, given the possibility that necessary conflict minerals in our products may have originated from Covered Countries and may not be from recycled or scrap sources, we have conducted due diligence on the source and chain of custody of those conflict minerals.

B.	Design of Conflict Minerals Program

We designed our conflict minerals program to conform in all material respects with the internationally recognized due diligence framework developed by The Organisation for Economic Co-operation and Development (“OECD”). See OECD (2016), OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Third Edition, OECD Publishing, available at http://www.oecd.org/daf/inv/mne/OECD-Due-Diligence-Guidance-Minerals-Edition3.pdf and the related Supplements for gold, tin, tantalum and tungsten (collectively, the “OECD Guidance”).

Our conflict minerals program has been designed to address each of the five steps in the OECD Guidance due diligence framework as they relate to our position as a “downstream” purchaser in the conflict minerals supply chain, namely:

•	establish strong company management systems regarding conflict minerals;

•	identify and assess risks in our supply chain;

•	design and implement a strategy to respond to identified risks in our supply chain;

•	utilize independent third-party audits of smelters and refiners; and

•	report publicly on our supply chain due diligence.

Because we are a downstream supplier, we are many steps removed from the mining of conflict minerals. The components and materials contained in our products are supplied by a large number of suppliers, through multiple tiers of distribution. Once minerals are in the supply chain, determining the smelter or the origin of minerals is a challenging process, and we are realistic about the limitations on what we can identify and control.

Consistent with these limitations, the OECD Guidance acknowledges that the requirements for compliance should reflect a company’s position in the supply chain. In particular, the OECD Guidance states that the implementation of due diligence should be tailored to a company’s activities and relationships and that the nature and extent of due diligence may vary based on a company’s size, products, relationships with suppliers and other factors. Due to practical difficulties associated with supply chain complexities, the OECD Guidance advises that downstream companies exercise due diligence primarily by establishing controls over their immediate suppliers. The Responsible Minerals Initiative (“RMI”) guidance on implementing the OECD Guidance further recommends that, in conducting due diligence, downstream companies identify relevant or highest priority “tier-1” (direct) suppliers and focus their due diligence efforts on those priority suppliers first. Suggested factors for prioritizing tier-1 suppliers include annual spend.

Company Management Systems

We have established an internal conflict minerals program to manage risks in our supply chain through policies and procedures that are designed to help us understand whether the minerals in our products contribute to the ongoing conflict in the DRC. As part of our program, we have established and maintain company management systems that involve multiple levels of our organization.

Viasat’s Statement on Conflict Minerals (which is publicly available on our website at www.viasat.com/legal/legal-statements) reflects our commitment to respect human rights through our responsible sourcing practices, as well as our commitment to avoid practices that may contribute to human rights abuses.

Our conflict minerals steering committee oversees the design and execution of our conflict minerals program. Members of our steering committee include senior executives from our finance, legal, operations, engineering and supply chain departments. The steering committee’s responsibilities include reviewing and approving our Statement on Conflict Minerals, the design of our conflict minerals program and the results of our RCOI and due diligence measures. Our steering committee meets as required throughout each calendar year to review and discuss our conflict minerals program, and is briefed as to the status and findings of the supply chain due diligence we conduct each year.

Our conflict minerals program is managed by a cross-functional compliance team, comprised of representatives from our contracts, supply chain, quality, finance and legal groups. This compliance team reports directly to our conflict minerals steering committee.

In addition to the company management systems described above, we have also implemented the following company management controls:

•

we provide our Statement on Conflict Minerals to all of our high to medium risk “tier-1” (direct) suppliers that supply relevant components and materials to us (referred to in this Report as our “Tier-1 Suppliers”) and communicate to them our expectations as to our supply chain and the responsible sourcing of conflict minerals;

•	we have adopted internal procedures with respect to conflict minerals into our quality management system (QMS);

•	we have put in place a grievance mechanism regarding our conflict minerals program;

•	we have established and maintain a central repository of information to facilitate analysis and identification of supplier responses received from our supply chain due diligence; and

•	we have incorporated provisions on conflict minerals as part of our standard terms and conditions for purchase orders.

We also support industry forums that share and communicate information and develop policies on conflict minerals. In 2014, we became a member of the RMI, formerly known as the Conflict Free Sourcing Initiative, an organization committed to the responsible sourcing of conflict minerals, and we continue to be a supportive member of the organization. We also provide funding to non-profit and industry initiatives that support the responsible sourcing of conflict minerals through our RMI membership.

Identification and Assessment of Supply Chain Risk

We have developed and implemented a risk management plan to identify and assess risks in our supply chain. To identify and assess these risks, we identify all of our Tier-1 Suppliers and conduct an annual supply chain survey of our Tier-1 Suppliers using the Conflict Minerals Reporting Template (“CMRT”). We have elected to use the CMRT to elicit supply chain information from our suppliers because (1) it provides information critical to our due diligence efforts, and (2) it is a commonly used tool across many industries, thus easing the burden on our suppliers.

To maximize the effectiveness of our due diligence measures, we concentrate our due diligence efforts primarily on those Tier-1 Suppliers representing a substantial majority of our total annual expenditure on relevant components and materials (referred to in this Report as our “Priority Suppliers”).

In reviewing the diligence data we receive (whether from a completed CMRT, responses to our inquiries or otherwise), we apply evaluation processes to assess the reasonableness of the data and to check for the presence of “red flags.” We consider red flags to be obvious indications or circumstances that indicate the supplier disclosure may be inaccurate or improper and thus, may not be reliable. Factors we take into account in identifying and assessing supplier risk include:

•	the failure of a supplier to respond to our inquiries;

•	statements by a supplier that no conflict minerals are used in its products;

•	inadequacies and inconsistencies in, or incompleteness of, a supplier’s responses;

•	suppliers that indicate conflict minerals in their products may be sourced from Covered Countries; and

•	a supplier’s lack of sophistication, including unfamiliarity with the Rule.

In addition, we use the CMRT to identify conflict minerals processing facilities when reported in our supply chain by our Priority Suppliers. We obtain and validate information (where available) on the country of origin and mine location of conflict minerals processed at the identified facilities by relying on the information received through the RMI’s third party audit program: the Responsible Minerals Assurance Process (“RMAP”), which offers third party audits of smelters and refiners to certify that the minerals they process originate from conflict-free sources.

Designing and Implementing a Strategy to Respond to Risk

We have developed processes to assess and respond to the risks identified in our supply chain, such as sending corrective action letters to suppliers where appropriate. Our cross-functional compliance team manages the due diligence of our supply chain, and monitors, tracks and evaluates supplier responses to our due diligence efforts. Members of our cross-functional compliance team meet periodically to review the status and results of our due diligence measures and to discuss any actual or potential risks and red flags identified during diligence. Members of our cross-functional compliance team also monitor and track the measures we take to mitigate risks, and reports on risk management to our steering committee. In addition, we support the development of due diligence practices through participation in RMI working groups.

Independent Third-Party Audits of Smelters and Refiners

We do not have direct relationships with any smelters or refiners and accordingly do not directly audit any smelters or refiners in our supply chain. Instead, we rely on the third-party audits of smelters and refiners conducted as part of the RMAP. The RMAP uses independent private sector auditors to audit the source, including the mines of origin, and the chain of custody of the conflict minerals used by smelters and refiners that agree to participate in the program. The smelters and refiners that are found by the RMAP to be “compliant” are those for which the independent auditor has verified that the smelter and/or refiner does not process conflict minerals that have originated from mines in the Covered Countries that directly or indirectly financed or benefited armed groups. We also rely on the publicly available results of the RMAP third-party audits to validate the responsible sourcing practices of processing facilities in our supply chain. We support independent third-party audits of processing facilities through our RMI membership.

Public Reporting on our Supply Chain Due Diligence

We publish our Form SDs and Conflict Mineral Reports (including this Report) in the Financial Information section of our website at investors.viasat.com under the heading “SEC Filings,” and our Statement on Conflict Minerals is publicly available on our website at www.viasat.com/legal/legal-statements. Information found on or accessed through Viasat’s website is not considered part of this Report and is not incorporated by reference herein. We also publicly file our Form SDs (which include our Conflict Mineral Reports) with the Securities and Exchange Commission.

C.	Due Diligence Measures Performed

Set forth below is a description of the measures we performed to exercise due diligence on the source and chain of custody of the necessary conflict minerals contained in our products for calendar year 2019.

To determine whether necessary conflict minerals in our products in calendar year 2019 originated in Covered Countries, we assembled a comprehensive list of suppliers that provide goods and services directly to us. From this list, we identified 772 Tier-1 Suppliers. We contacted each of these Tier-1 Suppliers individually, provided them with a link to our Statement on Conflict Minerals and a copy of the CMRT, and requested the return of the completed CMRT to us. Follow-up requests were sent to all Tier-1 Suppliers who did not respond. To maximize the effectiveness of our due diligence measures, we concentrated our due diligence efforts primarily on Priority Suppliers. We used our manufacturing data system to identify Priority Suppliers, and took additional measures to maximize their response rate, including sending bi-weekly emails in the event that they had not submitted their CMRT documentation. However, in March 2020, COVID-19 was declared a pandemic by the World Health Organization and a national emergency by the U.S. Government. The COVID-19 pandemic resulted in changes in working environments as shelter-in-place and similar orders applied to suppliers in certain geographies. As a result of these changes, the responsiveness of suppliers to our CMRT requests was adversely impacted relative to prior years. Nonetheless, we received responses from approximately half of our Tier-1 Suppliers and Priority Suppliers.

We electronically aggregated and reviewed the data from all of the responses we received from our Tier-1 Suppliers by utilizing software called Compliance Map (CMAP) and other various tools and processes. CMAP is an environmental compliance mapping software designed to manage and automate environmental compliance obligations. The reports received from CMAP identify quality issues (e.g. incomplete CMRTs, inconsistent responses, indication of DRC sourcing, no smelters or invalid smelters listed, not all smelters identified, etc.) and aggregate CMRT responses for analysis and reporting. Where red flags were identified, we attempted to further analyze the information provided on the CMRT in order to assess any actual or potential risks to our supply chain and develop a recommended course of action. We then communicated red flags identified in the CMRT responses through corrective action letter requests with our Priority Suppliers as appropriate.

We determined if the processing facilities reported to us by our Priority Suppliers adhere to responsible sourcing practices by verifying whether they are included on the list of RMAP-compliant processing facilities.

Members of our cross-functional compliance team met periodically to review the results from our due diligence efforts for calendar year 2019.

D.	Product Description

Products Containing Necessary Conflict Minerals

We have determined that substantially all of the products we manufacture or contract to manufacture contain conflict minerals necessary to the functionality or production of such products.

Facilities Used to Process, and Country of Origin of, the Necessary Conflict Minerals in our Products

Based on the information provided by our Tier-1 Suppliers and information made available by RMI and RMAP, we believe that the facilities that have been used to process conflict minerals in our products in calendar year 2019 may include the smelters and refiners listed in Annex I. As discussed above, we are a downstream supplier, many steps removed from the mining of conflict minerals, and accordingly rely on the information provided to us by our Tier-1 Suppliers (who are themselves generally multiple tiers downstream) to determine the country of origin of, or the facilities used to process, the conflict minerals contained in our products.

Of the 431 smelters and refiners identified as potentially being in our supply chain:

•

247 smelters and refiners were identified as “RMAP-compliant,” meaning that the processing facility has been audited and certified as compliant with RMAP audit protocols (including processing facilities currently undergoing re-audit); and

•

184 smelters and refiners were non-participating, meaning that they met the definition of a smelter or refiner under the RMAP audit protocols but did not participate in the RMAP. These 184 non-participating suppliers source material from countries as follows:

•

178 of the smelters and refiners source material from level 1 countries (i.e., countries that are known to be active ore producing countries that are not identified as conflict regions or plausible areas of smuggling or export of conflict minerals);

•	2 smelter and refiner sources material from level 2 countries (i.e., countries that are known or plausible countries for export out of region, smuggling or transit of conflict minerals); and

•	4 smelters and refiners source material from level 3 countries (i.e., countries that are within conflict regions that are potentially supplying ore materials).

Not all of these facilities may have processed conflict minerals in our products. Much of the smelter and refiner information provided by our Tier-1 Suppliers was provided at a “company” level (meaning that they reported all of the smelters and refiners that may have processed the conflict minerals contained in all of their products, not just those pertaining to the products sold to us). They may also have reported to us smelters and refiners that were not in our supply chain due to over-inclusiveness in the information received from their own suppliers or for other reasons. Therefore, the list of processing facilities disclosed in Annex I may over-represent the number of processing facilities that process the conflict minerals contained in our products.

Efforts to Determine Mine or Location of Origin

We have determined that our due diligence efforts, including requesting our Tier-1 Suppliers to complete the CMRT and reviewing the RMAP status of identified smelters and refiners, represent our reasonable best efforts to determine the mines or locations of origin of the conflict minerals in our supply chain.

E.	Future Steps to Mitigate Risk

Our conflict minerals program is aimed at the continuous improvement of our understanding of our supply chain and risk reduction over time. We intend to continue to take steps to improve our due diligence processes and to minimize the risk that our necessary conflict minerals benefit armed groups. Due diligence is an ongoing, proactive and reactive process, and we are continuing to work with our suppliers to identify and prevent or mitigate risks of adverse impacts associated with conflict minerals.

The primary risks we identified in calendar year 2019 continue to be related to inconsistencies or inadequacies in, or the incompleteness of, suppliers’ responses to the CMRT, the inability of our suppliers to confirm whether or not minerals used in their parts and components were sourced from Covered Countries, and the associated difficulties in identifying the smelters and refiners in our supply chain. With respect to necessary conflict minerals contained in our products with respect to calendar year 2020, we expect to continue to engage with our suppliers to clearly communicate our expectations with regard to conflict minerals sourcing and to educate them on the importance of conflict mineral supply chain diligence. In particular, we continue to encourage our suppliers to work with their own immediate suppliers to improve the transparency, accuracy, validity, reliability and completeness of conflict mineral sourcing information (particularly with regard to information provided regarding smelters and refiners used to process conflict minerals and mine or location of origin and country of origin information), and to minimize the risk that our necessary conflict minerals benefit armed groups in the Covered Countries. As our Tier-1 Suppliers continue to report smelters and refiners that we believe are not operational or that may have been misidentified as smelters or refiners, we continue to work with our suppliers to re-validate, improve and refine reported information. We strive to use only Priority Suppliers that source from RMAP-compliant processing facilities in our supply chain to the extent reasonably practicable.

Certain of the matters discussed in this Report, including in particular, future steps to mitigate risks that the conflict minerals contained in our products could benefit armed groups in the Covered Countries, include forward-looking statements. Readers of this document are cautioned that our forward-looking statements are not guarantees of our future actions, which may differ materially from the expectations expressed in the forward-looking statements. We disclaim any obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law.

Annex I

List of Smelters and Refiners Reported in Viasat’s Supply Chain in 2019

Metal	Smelter Name	Country
Tantalum (Ta)	Asaka Riken Co., Ltd.	JP

Tantalum (Ta)	Avon Specialty Metals Ltd*	GB

Tantalum (Ta)	Changsha South Tantalum Niobium Co., Ltd.	CN

Tantalum (Ta)	CP Metals Inc.*	US

Tantalum (Ta)	D Block Metals, LLC	US

Tantalum (Ta)	Douluoshan Sapphire Rare Metal Co Ltd*	CN

Tantalum (Ta)	E.S.R. Electronics*	US

Tantalum (Ta)	Exotech Inc.	US

Tantalum (Ta)	F&X Electro-Materials Ltd.	CN

Tantalum (Ta)	FIR Metals & Resource Ltd.	CN

Tantalum (Ta)	Global Advanced Metals*	US

Tantalum (Ta)	Global Advanced Metals Aizu	JP

Tantalum (Ta)	Global Advanced Metals Boyertown	US

Tantalum (Ta)	Guangdong Rising Rare Metals-EO Materials Ltd.	CN

Tantalum (Ta)	Guangdong Zhiyuan New Material Co., Ltd.	CN

Tantalum (Ta)	Guizhou Zhenhua Xinyun Technology Ltd., Kaili Branch*	CN

Tantalum (Ta)	H.C. Starck Co., Ltd.	TH

Tantalum (Ta)	H.C. Starck GmbH*	DE

Tantalum (Ta)	H.C. Starck GmbH Laufenburg*	DE

Tantalum (Ta)	H.C. Starck Group*	DE

Tantalum (Ta)	H.C. Starck Hermsdorf GmbH	DE

Tantalum (Ta)	H.C. Starck Inc.	US

Tantalum (Ta)	H.C. Starck Ltd.	JP

Tantalum (Ta)	H.C. Starck Smelting GmbH & Co. KG	DE

Tantalum (Ta)	H.C. Starck Tantalum and Niobium GmbH	DE

Tantalum (Ta)	Hengyang King Xing Lifeng New Materials Co., Ltd.	CN

Tantalum (Ta)	Hi-Temp Specialty Metals, Inc.*	US

Tantalum (Ta)	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CN

Tantalum (Ta)	Jiangxi Tuohong New Raw Material	CN

Tantalum (Ta)	Jiujiang Janny New Material Co., Ltd.	CN

Tantalum (Ta)	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CN

Tantalum (Ta)	Jiujiang Tanbre Co., Ltd.	CN

Tantalum (Ta)	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CN

Tantalum (Ta)	KEMET Blue Metals	MX

Tantalum (Ta)	KEMET Blue Powder	US

Tantalum (Ta)	King-Tan Tantalum Industry Ltd.*	CN

Tantalum (Ta)	LSM Brasil S.A.	BR

Tantalum (Ta)	Metallurgical Products India Pvt., Ltd.	IN

Tantalum (Ta)	Mineracao Taboca S.A.	BR

Tantalum (Ta)	Mitsui Mining and Smelting Co., Ltd.	JP

Tantalum (Ta)	Ningxia Orient Tantalum Industry Co., Ltd.	CN

Tantalum (Ta)	NPM Silmet AS	EE

Tantalum (Ta)	Plansee*	AT

Tantalum (Ta)	Plansee SE Liezen*	AT

Tantalum (Ta)	Plansee SE Reutte*	AT

Tantalum (Ta)	Power Resources Ltd.*	MK

Tantalum (Ta)	QuantumClean	US

Tantalum (Ta)	Resind Industria e Comercio Ltda.	BR

Tantalum (Ta)	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CN

Tantalum (Ta)	Shanghai Jiangxi Metals Co., Ltd.*	CN

Tantalum (Ta)	Solikamsk Magnesium Works OAO	RU

Tantalum (Ta)	Taki Chemical Co., Ltd.	JP

Tantalum (Ta)	Tantalite Resources*	ZA

Tantalum (Ta)	Telex Metals	US

Tantalum (Ta)	Tranzact, Inc.*	US

Tantalum (Ta)	Ulba Metallurgical Plant JSC	KZ

Tantalum (Ta)	XinXing HaoRong Electronic Material Co., Ltd.	CN

Tantalum (Ta)	Yichun Jin Yang Rare Metal Co., Ltd.*	CN

Tantalum (Ta)	Zhuzhou Cemented Carbide Group Co., Ltd.*	CN

Tin (Sn)	Alpha	US

Tin (Sn)	An Thai Minerals Co., Ltd.*	VN

Tin (Sn)	An Vinh Joint Stock Mineral Processing Company*	VN

Tin (Sn)	Brinkmann Chemie AG*	DE

Tin (Sn)	CFC Cooperativa dos Fundidores de Cassiterita da Amazônia Ltda.*	BR

Tin (Sn)	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CN

Tin (Sn)	Chifeng Dajingzi Tin Industry Co., Ltd.	CN

Tin (Sn)	China Tin Group Co., Ltd.	CN

Tin (Sn)	CNMC (Guangxi) PGMA Co., Ltd.*	CN

Tin (Sn)	Cooperativa Metalurgica de Rondonia Ltda.*	BR

Tin (Sn)	CV Ayi Jaya	ID

Tin (Sn)	CV Dua Sekawan	ID

Tin (Sn)	CV Duta Putra Bangka*	ID

Tin (Sn)	CV Gita Pesona	ID

Tin (Sn)	CV Makmur Jaya*	ID

Tin (Sn)	CV United Smelting	ID

Tin (Sn)	CV Venus Inti Perkasa	ID

Tin (Sn)	Dongguan CiEXPO Environmental Engineering Co., Ltd.*	CN

Tin (Sn)	Dowa	JP

Tin (Sn)	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company*	VN

Tin (Sn)	EM Vinto*	BO

Tin (Sn)	Estanho de Rondonia S.A.*	BR

Tin (Sn)	Feinhütte Halsbrücke GmbH*	DE

Tin (Sn)	Fenix Metals	PL

Tin (Sn)	Gejiu City Fuxiang Industry and Trade Co., Ltd.*	CN

Tin (Sn)	Gejiu Fengming Metallurgy Chemical Plant	CN

Tin (Sn)	Gejiu Jinye Mineral Company	CN

Tin (Sn)	Gejiu Kai Meng Industry and Trade LLC	CN

Tin (Sn)	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CN

Tin (Sn)	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.*	CN

Tin (Sn)	Gejiu Zili Mining And Metallurgy Co., Ltd.*	CN

Tin (Sn)	Gold Bell Group*	CN

Tin (Sn)	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CN

Tin (Sn)	Guanyang Guida Nonferrous Metal Smelting Plant	CN

Tin (Sn)	HuiChang Hill Tin Industry Co., Ltd.	CN

Tin (Sn)	Huichang Jinshunda Tin Co., Ltd.	CN

Tin (Sn)	Jiangxi Ketai Advanced Material Co., Ltd.	CN

Tin (Sn)	Jiangxi Nanshan*	CN

Tin (Sn)	Jiangxi New Nanshan Technology Ltd.	CN

Tin (Sn)	Linwu Xianggui Ore Smelting Co., Ltd.*	CN

Tin (Sn)	Luna Smelter, Ltd.*	RW

Tin (Sn)	Ma’anshan Weitai Tin Co., Ltd.*	CN

Tin (Sn)	Magnu’s Minerais Metais e Ligas Ltda.	BR

Tin (Sn)	Malaysia Smelting Corporation (MSC)	MY

Tin (Sn)	Melt Metais e Ligas S.A.	BR

Tin (Sn)	Metahub Industries Sdn. Bhd.*	MY

Tin (Sn)	Metallic Resources, Inc.	US

Tin (Sn)	Metallo Belgium N.V.*	BE

Tin (Sn)	Metallo Spain S.L.U.	ES

Tin (Sn)	Mineracao Taboca S.A.	BR

Tin (Sn)	Minmetals Ganzhou Tin Co. Ltd.*	CN

Tin (Sn)	Minsur	PE

Tin (Sn)	Mitsubishi Materials Corporation	JP

Tin (Sn)	Modeltech Sdn Bhd*	MY

Tin (Sn)	Nghe Tinh Non-Ferrous Metals Joint Stock Company*	VN

Tin (Sn)	O.M. Manufacturing (Thailand) Co., Ltd.	TH

Tin (Sn)	O.M. Manufacturing Philippines, Inc.	PH

Tin (Sn)	OMSA	BO

Tin (Sn)	Operaciones Metalugicas SA.*	ID

Tin (Sn)	Operaciones Metalurgicas S.A.	BO

Tin (Sn)	Phoenix Metal Ltd.*	RW

Tin (Sn)	Pongpipat Company Limited*	MM

Tin (Sn)	Precious Minerals and Smelting Limited*	IN

Tin (Sn)	PT Alam Lestari Kencana*	ID

Tin (Sn)	PT Aries Kencana Sejahtera	ID

Tin (Sn)	PT Artha Cipta Langgeng	ID

Tin (Sn)	PT ATD Makmur Mandiri Jaya	ID

Tin (Sn)	PT Babel Inti Perkasa	ID

Tin (Sn)	PT Babel Surya Alam Lestari*	ID

Tin (Sn)	PT Bangka Kudai Tin*	ID

Tin (Sn)	PT Bangka Prima Tin	ID

Tin (Sn)	PT Bangka Putra Karya*	ID

Tin (Sn)	PT Bangka Serumpun	ID

Tin (Sn)	PT Bangka Timah Utama Sejahtera*	ID

Tin (Sn)	PT Bangka Tin Industry	ID

Tin (Sn)	PT Belitung Industri Sejahtera	ID

Tin (Sn)	PT BilliTin Makmur Lestari*	ID

Tin (Sn)	PT Bukit Timah	ID

Tin (Sn)	PT Cipta Persada Mulia*	ID

Tin (Sn)	PT Donna Kembara Jaya*	ID

Tin (Sn)	PT DS Jaya Abadi	ID

Tin (Sn)	PT Eunindo Usaha Mandiri	ID

Tin (Sn)	PT Fang Di MulTindo*	ID

Tin (Sn)	PT Hanjaya Perkasa Metals*	ID

Tin (Sn)	PT HP Metals Indonesia*	ID

Tin (Sn)	PT Inti Stania Prima	ID

Tin (Sn)	PT Justindo*	ID

Tin (Sn)	PT Karimun Mining	ID

Tin (Sn)	PT Kijang Jaya Mandiri	ID

Tin (Sn)	PT Koba Tin*	ID

Tin (Sn)	PT Lautan Harmonis Sejahtera	ID

Tin (Sn)	PT Menara Cipta Mulia	ID

Tin (Sn)	PT Mitra Stania Prima	ID

Tin (Sn)	PT O.M. Indonesia*	ID

Tin (Sn)	PT Panca Mega Persada	ID

Tin (Sn)	PT Pelat Timah Nusantara Tbk*	ID

Tin (Sn)	PT Premium Tin Indonesia	ID

Tin (Sn)	PT Prima Timah Utama	ID

Tin (Sn)	PT Rajawali Rimba Perkasa*	ID

Tin (Sn)	PT Rajehan Ariq	ID

Tin (Sn)	PT Rajwa International*	ID

Tin (Sn)	PT Refined Bangka Tin	ID

Tin (Sn)	PT Sariwiguna Binasentosa	ID

Tin (Sn)	PT Seirama Tin Investment*	ID

Tin (Sn)	PT Singkep Times Utama*	ID

Tin (Sn)	PT Stanindo Inti Perkasa	ID

Tin (Sn)	PT Sukses Inti Makmur	ID

Tin (Sn)	PT Sumber Jaya Indah	ID

Tin (Sn)	PT Supra Sukses Trinusa*	ID

Tin (Sn)	PT Timah Tbk Kundur	ID

Tin (Sn)	PT Timah Tbk Mentok	ID

Tin (Sn)	PT Tinindo Inter Nusa	ID

Tin (Sn)	PT Tirus Putra Mandiri*	ID

Tin (Sn)	PT Tommy Utama	ID

Tin (Sn)	PT Wahana Perkit Jaya*	ID

Tin (Sn)	PT Yinchendo Mining Industry*	ID

Tin (Sn)	Resind Industria e Comercio Ltda.	BR

Tin (Sn)	Rui Da Hung	TW

Tin (Sn)	Soft Metais Ltda.	BR

Tin (Sn)	Super Ligas*	BR

Tin (Sn)	Thai Nguyen Mining and Metallurgy Co., Ltd.*	VN

Tin (Sn)	Thaisarco	TH

Tin (Sn)	Tin Technology & Refining*	US

Tin (Sn)	Tuyen Quang Non-Ferrous Metals Joint Stock Company*	VN

Tin (Sn)	VQB Mineral and Trading Group JSC*	VN

Tin (Sn)	Westmetall GmbH & Co. KG*	DE

Tin (Sn)	White Solder Metalurgia e Mineracao Ltda.	BR

Tin (Sn)	Yifeng Tin Industry (Chenzhou) Co Ltd*	CN

Tin (Sn)	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CN

Tin (Sn)	Yunnan Tin Company Limited	CN

Tin (Sn)	Yunnan Yunfan Non-ferrous Metals Co., Ltd.*	CN

Gold (Au)	8853 S.p.A.	IT

Gold (Au)	Abington Reldan Metals, LLC*	US

Gold (Au)	Advanced Chemical Company	US

Gold (Au)	African Gold Refinery*	UG

Gold (Au)	Aida Chemical Industries Co., Ltd.	JP

Gold (Au)	Aktyubinsk Copper Company TOO*	KZ

Gold (Au)	Al Etihad Gold Refinery DMCC	AE

Gold (Au)	Allgemeine Gold-und Silberscheideanstalt A.G.	DE

Gold (Au)	Almalyk Mining and Metallurgical Complex (AMMC)	UZ

Gold (Au)	AngloGold Ashanti Corrego do Sitio Mineracao	BR

Gold (Au)	Argor-Heraeus S.A.	CH

Gold (Au)	Asahi Pretec Corp.	JP

Gold (Au)	Asahi Refining Canada Ltd.	CA

Gold (Au)	Asahi Refining USA Inc.	US

Gold (Au)	Asaka Riken Co., Ltd.	JP

Gold (Au)	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.*	TR

Gold (Au)	AU Traders and Refiners	ZA

Gold (Au)	Aura-II*	US

Gold (Au)	Aurubis AG	DE

Gold (Au)	Bangalore Refinery*	IN

Gold (Au)	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PH

Gold (Au)	Bauer Walser AG*	DE

Gold (Au)	Boliden AB	SE

Gold (Au)	C. Hafner GmbH + Co. KG	DE

Gold (Au)	Caridad*	MX

Gold (Au)	CCR Refinery - Glencore Canada Corporation	CA

Gold (Au)	Cendres + Metaux S.A.	CH

Gold (Au)	CGR Metalloys Pvt Ltd.*	IN

Gold (Au)	Chimet S.p.A.	IT

Gold (Au)	China Gold International Resources Corp. Ltd*	CN

Gold (Au)	China Golddeal*	CN

Gold (Au)	China National Gold Group Corporation*	CN

Gold (Au)	Chugai Mining*	JP

Gold (Au)	Codelco*	CL

Gold (Au)	Colt Refining*	US

Gold (Au)	Daejin Indus Co., Ltd.	KR

Gold (Au)	DaeryongENC*	KR

Gold (Au)	Daye Non-Ferrous Metals Mining Ltd.*	CN

Gold (Au)	Degussa Sonne / Mond Goldhandel GmbH*	DE

Gold (Au)	Dijllah Gold Refinery FZC*	AE

Gold (Au)	DODUCO Contacts and Refining GmbH	DE

Gold (Au)	Dowa	JP

Gold (Au)	DS PRETECH Co., Ltd.*	KR

Gold (Au)	DSC (Do Sung Corporation)	KR

Gold (Au)	Eco-System Recycling Co., Ltd.	JP

Gold (Au)	Eco-System Recycling Co., Ltd. North Plant*	JP

Gold (Au)	Eco-System Recycling Co., Ltd. West Plant*	JP

Gold (Au)	Elemetal Refining, LLC*	US

Gold (Au)	Emirates Gold DMCC	AE

Gold (Au)	Faggi Enrico S.p.A.*	IT

Gold (Au)	Feinhutte Halsbrucke GmbH*	DE

Gold (Au)	Fidelity Printers and Refiners Ltd.*	ZW

Gold (Au)	Fujairah Gold FZC*	AE

Gold (Au)	GCC Gujrat Gold Centre Pvt. Ltd.*	IN

Gold (Au)	Geib Refining Corporation	US

Gold (Au)	Gold Refinery of Zijin Mining Group Co., Ltd.	CN

Gold (Au)	Great Wall Precious Metals Co., Ltd. of CBPM*	CN

Gold (Au)	Guangdong Jinding Gold Limited*	CN

Gold (Au)	Guoda Safina High-Tech Environmental Refinery Co., Ltd.*	CN

Gold (Au)	Hangzhou Fuchunjiang Smelting Co., Ltd.*	CN

Gold (Au)	HeeSung Metal Ltd.	KR

Gold (Au)	Heimerle + Meule GmbH	DE

Gold (Au)	Henan Yuguang Gold & Lead Co., Ltd.	CN

Gold (Au)	Heraeus Metals Hong Kong Ltd.	CN

Gold (Au)	Heraeus Precious Metals GmbH & Co. KG	DE

Gold (Au)	Hunan Chenzhou Mining Co., Ltd.*	CN

Gold (Au)	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.*	CN

Gold (Au)	HwaSeong CJ CO., LTD.*	KR

Gold (Au)	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CN

Gold (Au)	International Precious Metal Refiners*	AE

Gold (Au)	Ishifuku Metal Industry Co., Ltd.	JP

Gold (Au)	Istanbul Gold Refinery	TR

Gold (Au)	Italpreziosi	IT

Gold (Au)	Japan Mint	JP

Gold (Au)	Jiangxi Copper Co., Ltd.	CN

Gold (Au)	JSC Ekaterinburg Non-Ferrous Metal Processing Plant*	RU

Gold (Au)	JSC Uralelectromed	RU

Gold (Au)	JX Nippon Mining & Metals Co., Ltd.	JP

Gold (Au)	Kaloti Precious Metals*	AE

Gold (Au)	Kanfort Industrial (Yantai)*	CN

Gold (Au)	Kazakhmys Smelting LLC*	KZ

Gold (Au)	Kazzinc	KZ

Gold (Au)	Kennecott Utah Copper LLC	US

Gold (Au)	KGHM Polska Miedz Spolka Akcyjna*	PL

Gold (Au)	Kojima Chemicals Co., Ltd.	JP

Gold (Au)	Korea Metal Co., Ltd.*	KR

Gold (Au)	Korea Zinc Co., Ltd.	KR

Gold (Au)	Kyrgyzaltyn JSC	KG

Gold (Au)	Kyshtym Copper-Electrolytic Plant ZAO*	RU

Gold (Au)	L’azurde Company For Jewelry*	SA

Gold (Au)	Lingbao Gold Co., Ltd.*	CN

Gold (Au)	Lingbao Jinyuan Tonghui Refinery Co., Ltd.*	CN

Gold (Au)	L’Orfebre S.A.*	AD

Gold (Au)	LS-NIKKO Copper Inc.	KR

Gold (Au)	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.*	CN

Gold (Au)	Marsam Metals	BR

Gold (Au)	Materion	US

Gold (Au)	Matsuda Sangyo Co., Ltd.	JP

Gold (Au)	Metahub Industries Sdn. Bhd.*	MY

Gold (Au)	Metalor Technologies (Hong Kong) Ltd*	HK

Gold (Au)	Metalor Technologies (Hong Kong) Ltd.	CN

Gold (Au)	Metalor Technologies (Singapore) Pte., Ltd.	SG

Gold (Au)	Metalor Technologies (Suzhou) Ltd.	CN

Gold (Au)	Metalor Technologies S.A.	CH

Gold (Au)	Metalor USA Refining Corporation	US

Gold (Au)	Metalurgica Met-Mex Penoles S.A. De C.V.	MX

Gold (Au)	Mitsubishi Materials Corporation	JP

Gold (Au)	Mitsui Mining and Smelting Co., Ltd.	JP

Gold (Au)	MMTC-PAMP India Pvt., Ltd.	IN

Gold (Au)	Modeltech Sdn Bhd*	MY

Gold (Au)	Morris and Watson*	NZ

Gold (Au)	Morris and Watson Gold Coast*	AU

Gold (Au)	Moscow Special Alloys Processing Plant	RU

Gold (Au)	Nadir Metal Rafineri San. Ve Tic. A.S.	TR

Gold (Au)	Navoi Mining and Metallurgical Combinat*	UZ

Gold (Au)	NH Recytech Company*	KR

Gold (Au)	Nihon Material Co., Ltd.	JP

Gold (Au)	Novosibirsk Processing Plant Ltd.*	RU

Gold (Au)	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AT

Gold (Au)	Ohura Precious Metal Industry Co., Ltd.	JP

Gold (Au)	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RU

Gold (Au)	OJSC Kolyma Refinery*	RU

Gold (Au)	OJSC Novosibirsk Refinery	RU

Gold (Au)	PAMP S.A.	CH

Gold (Au)	Pease & Curren*	US

Gold (Au)	Penglai Penggang Gold Industry Co., Ltd.*	CN

Gold (Au)	Planta Recuperadora de Metales SpA	CL

Gold (Au)	Prioksky Plant of Non-Ferrous Metals	RU

Gold (Au)	PT Aneka Tambang (Persero) Tbk	ID

Gold (Au)	PX Precinox S.A.	CH

Gold (Au)	QG Refining, LLC*	US

Gold (Au)	Rand Refinery (Pty) Ltd.	ZA

Gold (Au)	Refinery of Seemine Gold Co., Ltd.*	CN

Gold (Au)	REMONDIS PMR B.V.	NL

Gold (Au)	Republic Metals Corporation	US

Gold (Au)	Royal Canadian Mint	CA

Gold (Au)	SAAMP	FR

Gold (Au)	Sabin Metal Corp.*	US

Gold (Au)	Safimet S.p.A	IT

Gold (Au)	SAFINA A.S.*	CZ

Gold (Au)	Sai Refinery*	IN

Gold (Au)	Samduck Precious Metals	KR

Gold (Au)	Samwon Metals Corp.*	KR

Gold (Au)	SAXONIA Edelmetalle GmbH	DE

Gold (Au)	Schone Edelmetaal B.V.*	NL

Gold (Au)	SEMPSA Joyeria Plateria S.A.	ES

Gold (Au)	Shandong Hengbang Smelter Co., Ltd*	CN

Gold (Au)	Shandong Humon Smelting Co., Ltd.*	CN

Gold (Au)	Shandong Tiancheng Biological Gold Industrial Co., Ltd.*	CN

Gold (Au)	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CN

Gold (Au)	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CN

Gold (Au)	Sichuan Tianze Precious Metals Co., Ltd.	CN

Gold (Au)	Singway Technology Co., Ltd.	TW

Gold (Au)	So Accurate Group, Inc.*	US

Gold (Au)	SOE Shyolkovsky Factory of Secondary Precious Metals	RU

Gold (Au)	Solar Applied Materials Technology Corp.	TW

Gold (Au)	Sovereign Metals*	IN

Gold (Au)	State Research Institute Center for Physical Sciences and Technology*	LT

Gold (Au)	Sudan Gold Refinery*	SD

Gold (Au)	Sumitomo Metal Mining Co., Ltd.	JP

Gold (Au)	SungEel HiMetal Co., Ltd.	KR

Gold (Au)	Super Dragon Technology Co., Ltd.	TW

Gold (Au)	Suzhou Xingrui Noble*	CN

Gold (Au)	T.C.A S.p.A	IT

Gold (Au)	Tanaka Kikinzoku Kogyo K.K.	JP

Gold (Au)	The Refinery of Shandong Gold Mining Co., Ltd.	CN

Gold (Au)	Tokuriki Honten Co., Ltd.	JP

Gold (Au)	Tongling Nonferrous Metals Group Co., Ltd.*	CN

Gold (Au)	Tony Goetz NV*	BE

Gold (Au)	TOO Tau-Ken-Altyn*	KZ

Gold (Au)	Torecom	KR

Gold (Au)	Umicore Brasil Ltda.	BR

Gold (Au)	Umicore Precious Metals Thailand	TH

Gold (Au)	Umicore S.A. Business Unit Precious Metals Refining	BE

Gold (Au)	United Precious Metal Refining, Inc.	US

Gold (Au)	Universal Precious Metals Refining Zambia*	ZM

Gold (Au)	Valcambi S.A.	CH

Gold (Au)	Western Australian Mint (T/a The Perth Mint)	AU

Gold (Au)	WIELAND Edelmetalle GmbH	DE

Gold (Au)	Yamakin Co., Ltd.	JP

Gold (Au)	Yantai Zhaojin Lifu*	CN

Gold (Au)	Yokohama Metal Co., Ltd.	JP

Gold (Au)	Yunnan Copper Industry Co., Ltd.*	CN

Gold (Au)	Zhongkuang Gold Industry Co., LTD	CN

Gold (Au)	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CN

Tungsten (W)	A.L.M.T. Corp.	JP

Tungsten (W)	ACL Metais Eireli	BR

Tungsten (W)	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.*	BR

Tungsten (W)	Asia Tungsten Products Vietnam Ltd.*	VN

Tungsten (W)	Chenzhou Diamond Tungsten Products Co., Ltd.	CN

Tungsten (W)	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CN

Tungsten (W)	China Molybdenum Tungsten Co., Ltd.*	CN

Tungsten (W)	Chongyi Zhangyuan Tungsten Co., Ltd.	CN

Tungsten (W)	CNMC (Guangxi) PGMA Co., Ltd.*	CN

Tungsten (W)	CP Metals Inc.*	US

Tungsten (W)	Dayu Jincheng Tungsten Industry Co., Ltd.*	CN

Tungsten (W)	Dayu Weiliang Tungsten Co., Ltd.*	CN

Tungsten (W)	Fujian Ganmin RareMetal Co., Ltd.*	CN

Tungsten (W)	Fujian Jinxin Tungsten Co., Ltd.	CN

Tungsten (W)	Ganxian Shirui New Material Co., Ltd.*	CN

Tungsten (W)	Ganzhou Grand Sea W & Mo Company*	CN

Tungsten (W)	Ganzhou Haichuang Tungsten Co., Ltd.*	CN

Tungsten (W)	Ganzhou Huaxing Tungsten Products Co., Ltd.	CN

Tungsten (W)	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CN

Tungsten (W)	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CN

Tungsten (W)	Ganzhou Seadragon W & Mo Co., Ltd.	CN

Tungsten (W)	Ganzhou Yatai Tungsten Co., Ltd.*	CN

Tungsten (W)	Global Tungsten & Powders Corp.	US

Tungsten (W)	Guangdong Xianglu Tungsten Co., Ltd.	CN

Tungsten (W)	H.C. Starck Smelting GmbH & Co. KG	DE

Tungsten (W)	H.C. Starck Tungsten GmbH	DE

Tungsten (W)	Hunan Chenzhou Mining Co., Ltd.*	CN

Tungsten (W)	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CN

Tungsten (W)	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin*	CN

Tungsten (W)	Hunan Chunchang Nonferrous Metals Co., Ltd.	CN

Tungsten (W)	Hunan Litian Tungsten Industry Co., Ltd.*	CN

Tungsten (W)	Huzhou Cemeted Carbide Works Imp. & Exp. Co*	CN

Tungsten (W)	Hydrometallurg, JSC	RU

Tungsten (W)	Japan New Metals Co., Ltd.	JP

Tungsten (W)	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CN

Tungsten (W)	Jiangxi Dayu Longxintai Tungsten Co., Ltd.*	CN

Tungsten (W)	Jiangxi Gan Bei Tungsten Co., Ltd.	CN

Tungsten (W)	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.*	CN

Tungsten (W)	Jiangxi Rare Earth & Rare Metals Tungsten Group Corp*	CN

Tungsten (W)	Jiangxi Richsea New Materials Co., Ltd.*	CN

Tungsten (W)	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CN

Tungsten (W)	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CN

Tungsten (W)	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.*	CN

Tungsten (W)	Jiangxi Yaosheng Tungsten Co., Ltd.	CN

Tungsten (W)	JSC “Kirovgrad Hard Alloys Plant”*	RU

Tungsten (W)	Kennametal Fallon	US

Tungsten (W)	Kennametal Huntsville	US

Tungsten (W)	KGETS Co., Ltd.*	KR

Tungsten (W)	Lianyou Metals Co., Ltd.*	TW

Tungsten (W)	Luoyang Mudu Tungsten & Molybdenum Technology Co. Ltd	CN

Tungsten (W)	Malipo Haiyu Tungsten Co., Ltd.	CN

Tungsten (W)	Masan Tungsten Chemical LLC (MTC)	VN

Tungsten (W)	Moliren Ltd.	RU

Tungsten (W)	Nanchang Cemented Carbide Limited Liability Company*	CN

Tungsten (W)	Niagara Refining LLC	US

Tungsten (W)	NingHua XingLuoKeng TungSten Mining CO., LID*	CN

Tungsten (W)	Philippine Chuangxin Industrial Co., Inc.	PH

Tungsten (W)	Pobedit, JSC*	RU

Tungsten (W)	Sanher Tungsten Vietnam Co., Ltd.*	VN

Tungsten (W)	South-East Nonferrous Metal Company Limited of Hengyang City	CN

Tungsten (W)	Tejing (Vietnam) Tungsten Co., Ltd.	VN

Tungsten (W)	Unecha Refractory Metals Plant	RU

Tungsten (W)	Vietnam Youngsun Tungsten Industry Co., Ltd.	VN

Tungsten (W)	Wolfram Bergbau und Hutten AG	AT

Tungsten (W)	Woltech Korea Co., Ltd.	KR

Tungsten (W)	Xiamen Tungsten (H.C.) Co., Ltd.	CN

Tungsten (W)	Xiamen Tungsten Co., Ltd.	CN

Tungsten (W)	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CN

Tungsten (W)	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CN

*	Smelters or refiners that have not been identified as “RMAP-compliant.”